UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 10, 2012

LENNOX INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15149	42-0991521
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2140 Lake Park Blvd.

Richardson, Texas 75080

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (972) 497-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective at the conclusion of the Company’s Annual Meeting of Stockholders on May 10, 2012, Todd M. Bluedorn commenced serving as the Chairman of the Board of Directors and Richard L. Thompson commenced serving as Lead Director.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 10, 2012, the Company held its Annual Meeting of Stockholders. During this meeting, our stockholders were asked to consider and vote upon four proposals: (1) the election of three Class II Directors to our Board of Directors to serve for a three-year term which expires at the annual meeting of stockholders in 2015, (2) the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2012 fiscal year, (3) an advisory vote to approve the compensation of the named executive officers, and (4) approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan.

On the record date of March 16, 2012, there were 50,866,123 shares of the Company’s common stock issued and outstanding and entitled to be voted at the annual meeting. For each proposal, the results of the stockholder voting were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
1. Election of director nominees to serve as Class II directors, for a term which expires at the annual meeting of stockholders in 2015
John E. Major	27,948,291	6,346,710	9,243,655
Gregory T. Swienton	31,149,117	3,145,884	9,243,655
Todd J. Teske	33,759,623	535,378	9,243,655

	Votes For	Votes Against	Abstain
2. Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012	43,120,793	312,585	105,278

	Votes For	Votes Against	Abstain	Broker Non-Votes
3. Advisory vote on the compensation of the Company’s named executive officers	27,725,289	6,445,282	124,428	9,243,655

	Votes For	Votes Against	Abstain	Broker Non-Votes
4. Approval of the Lennox International Inc. 2012 Employee Stock Purchase Plan	33,474,011	232,879	588,112	9,243,655

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LENNOX INTERNATIONAL INC.

Date: May 11, 2012

By:	/s/ John D. Torres
Name:	John D. Torres
Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary

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